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                                                                   EXHIBIT 10.21


                 NONCOMPETITION AGREEMENT OF SEPTEMBER 16, 1998

         This Noncompetition Agreement (the "Agreement") dated September 16, 1998, is made and entered into by and between U.S. LIQUIDS, INC., a Delaware corporation ("U.S. Liquids" or "USL" herein), and NEWPARK RESOURCES, INC., a Delaware corporation ("Newpark" herein), with reference to the following facts:

         On this day the parties agreed:

                  a. To execute and deliver a Settlement of Arbitration and Release dated September 16, 1998 (the "Release"), which, to the extent provided in the Miscellaneous Agreement, (i) terminates the NOW Disposal Agreement dated June 4, 1996; and (ii) the Noncompetition Agreement dated August 12, 1996;

                  b. To execute and deliver a NOW Payment Agreement dated September 16, 1998 (the "NOW Payment Agreement");

                  c. To execute and deliver an Asset Purchase Agreement dated September 16, 1998 (the "Purchase Agreement");

                  d. To execute and deliver the Miscellaneous Agreement dated September 16, 1998 (the "Miscellaneous Agreement"); and

                  e. To execute and deliver this Noncompetition Agreement of September 16, 1998.

         In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, USL and Newpark hereby agree and covenant as follows.

         1        Certain Definitions. The following terms used herein shall have the following meanings:

                  Affiliate or affiliate - A Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the Person specified. For purposes of this definition, "control" (including the terms "controlling, " "controlled by" and "under common control with") of a Person means the possession, directly or indirectly, of the power to (a) vote 50% or more of the voting interests in such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise. At all times during the term of this Agreement, Persons controlled by USL or one or more of its controlled Affiliates, or jointly controlled by USL and one or more of its controlled Affiliates, shall be deemed to be Affiliates of USL. Notwithstanding the foregoing, a Person who acquires control of USL after the Effective Date of this Agreement shall not be bound by this Agreement solely by reason of such control, with respect to the




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         continuation of activities in which such Person was engaged immediately prior to its acquisition or control of USL.

                  Business - Any one or more of the following activities: the Collection or Disposal of NOW; the remediation and closure of oilfield waste pits, including related loading and hauling; and marketing, dealing in or soliciting orders for any of the products, services or support activities included within the Business, excluding the Cleaning Business.

                  Cleaning Business - The Cleaning Business shall include, but is not limited to, any one or more of the following activities: (1) performance of onshore and/or offshore cleaning of tanks, barges, vessels, containers or other similar structures used in the storage and/or transportation of NOW; (2) the lease, rental or sale of labor and/or equipment involved in cleaning. USL shall be free to engage in any aspect of the Cleaning Business inside and/or outside the Territory. The Cleaning Business does not include the Collection or Disposal of NOW (including Washwater), the remediation and closure of oilfield waste pits and related loading and hauling.

                  Collection - The collection, transfer or transportation of NOW.

                  Competitor - Any Person that, directly or indirectly, engages in any aspect of the Business within any portion of the Territory.

                  Disposal - The treatment or disposal of NOW.

                  Effective Date - September 16, 1998.

                  Excluded NOW - NOW that is generated and collected on land and is delivered to the Landfarms from the site where it was generated entirely by on-land transportation.

                  Landfarm - The NOW disposal facility owned and operated by USL designated as Bateman Island, Louisiana (DNR Permit #91-10 OWD) (the "Bateman Island Landfarm"), Bourg, Louisiana (DNR Permit #90-10 OWD) (the "Bourg Landfarm"), Elm Grove, Louisiana (DNR Permit #OWD 89-1) (the "Elm Grove Landfarm"), and Mermentau, Louisiana (DNR Permit #SWD 83-6) (the "Mermentau Landfarm").

                  NOW - Nonhazardous oilfield waste (including Washwater) associated with the exploration and production of oil, gas and geothermal energy, that contains less than 30 picocuries per gram of Radium 226 or 228, and all waste that is classified as "E&P Waste" by the Louisiana Department of Natural Resources.

                  Payment in Full and on Time - Payment or reimbursement made to USL on or before any date specified in the NOW Payment Agreement except and unless made in accordance with Section 13.6 of the NOW Payment Agreement.



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                  Person or person - Any individual, a corporation, a
         partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

                  Territory - All or any part of the following: the States of Louisiana, Texas, Mississippi and Alabama and the Gulf of Mexico.

                  Washwater - Fluids generated by the cleaning and/or decontamination of tanks, barges, vessels, containers, or other similar structures used in the storage and/or transportation of NOW. Washwater may contain cleaning agents or emulsifiers, etc., in addition to the basic cleaning agent (water).

         2        Noncompetition. USL hereby agrees, for itself and on behalf of its Affiliates, that, during the term of this Agreement, except as otherwise permitted under this Agreement, neither it nor any of its Affiliates will, within any part of the Territory, directly or indirectly, do any one or more of the following: (a) engage in any aspect of the Business, except what is excluded in Section 5 of this Agreement; (b) own any interest in any Competitor; (c) operate, join, control or otherwise participate in any Competitor; or (d) lend credit or money for the purpose of assisting another to establish or operate any Competitor.

         3        Term. The term of this Agreement commences on the date hereof and shall continue in force each month that Newpark makes to USL all Payments in Full and on Time under the NOW Payment Agreement. Any breach and/or failure to make Payment in Full and on Time under the NOW Payment Agreement shall immediately terminate this Agreement. This Agreement shall automatically terminate on June 30, 2001 if it has not been terminated sooner. Upon termination of this Agreement, USL may (a) engage in any aspect of the Business,
(b) own any interest in any Competitor; (c) operate, join, control or otherwise participate in any Competitor; and/or (d) lend credit or money for the purpose of assisting another to establish or operate any Competitor.

         4        Maintenance of Confidentiality. For the term of this
Agreement, USL and its Affiliates shall keep secret and retain in strictest confidence, except for disclosure to any of its Affiliates, and will not permit any Person other than its Affiliates to exercise the right, on a nonexclusive basis, to use all patents, patent applications, copyrights, trademark registrations and applications therefor, inventions, trade secrets, technical know-how, special processes, and similar intangibles, parts lists, designs, specifications, drawings, bills of material, maintenance manuals, warranty service data and sales literature (collectively, "Intangible Assets") related to the Business, which Newpark has been granted the right to use, along with USL and its Affiliates.

         5        Permitted Activities. Section 2 of this Agreement
notwithstanding:

                  a. USL and its Affiliates, as passive investors, may own up to 5% (including ownership by USL and all of its Affiliates) of the equity securities of any Person (other than Newpark) whose equity securities are publicly traded. In addition, in connection with their business described in subparagraph (b) below, USL and its Affiliates shall be permitted from time to




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time to acquire interests representing more than 5% of the equity securities of
Persons that derive less than 10% of their revenues from activities that cause such Persons to be Competitors, provided that USL or its Affiliates or the Persons who engage in such competitive activities immediately formulate plans to dispose of those aspects of such businesses that cause such Persons to be Competitors and actually complete such dispositions within 90 days after such interests are acquired by USL or one or more of its Affiliates.

                  b. Newpark recognizes and acknowledges that USL and its Affiliates are in the business of the collection, treatment and disposal of numerous varieties of wastes, including, without limitation, municipal solid wastes, construction and demolition debris, industrial nonhazardous wastes and special wastes, such as contaminated soil and sludges. Newpark agrees that this Agreement relates only to the Collection and Disposal of NOW and the remediation and closure of oilfield waste pits, including related loading and hauling, in the Territory, and excludes the Cleaning Business. This Agreement is not intended to limit or otherwise affect the business of USL except as expressly set forth herein.

                  c. Newpark further recognizes and acknowledges that USL and its Affiliates from time to time enter into joint venture arrangements with independent (i.e., non-Affiliate) third parties ("Joint Venture Partners") who engage in aspects of the Business in the Territory. Without limiting the applicability of this Agreement to USL and its Affiliates and such joint ventures, Newpark agrees that the terms of this Agreement shall not apply to Joint Venture Partners solely as a result of their entering into joint venture arrangements with USL and its Affiliates with respect to the continuation of activities in which such Joint Venture Partners were engaged immediately prior to entering into such joint venture arrangements.

                  d. USL and its Affiliates may market, deal in, solicit orders for and conduct other activity related to: (i) Disposal and Collection at any of the Landfarms of Excluded NOW; (ii) Collection of NOW within a 200-mile radius of USL?s Zapata, Texas, facility and Disposal of NOW so Collected at such facility; (iii) Disposal and Collection of NOW contemplated under the NOW Payment Agreement dated as of September 16, 1998, by and among USL and Newpark Environmental Services, Inc.; (iv) Disposal and Collection of NOW at USL?s facility in Lacassine, Louisiana; and (v) the Cleaning Business.

                  e. USL shall be free to engage in any aspect of the Cleaning Business.

         6        Severability. USL acknowledges that it has carefully read and considered the provisions of this Agreement and, having done so, agrees that the restrictions set forth herein (including, but not limited to, the time periods of restriction and the geographical areas of restriction) are fair and reasonable and are reasonably required to protect the interests of Newpark and its stockholders. In the event that, notwithstanding the foregoing, any of the provisions of this Agreement shall be held to be invalid or unenforceable, the remaining provisions hereof shall nevertheless continue to be valid and enforceable, as though the invalid or unenforceable parts had not been included herein. In the event that any provision of this Agreement relating to time periods or areas of restriction, or both, shall be declared by a court of competent jurisdiction to exceed the



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maximum time periods or areas (or both) that such court deems reasonable and enforceable, said time periods or areas of restriction or both shall be deemed to become and thereafter shall be the maximum time periods and areas which such court deems reasonable and enforceable.

         7        Entire Agreement. This Agreement, together with the Release, the NOW Payment Agreement, and Purchase Agreement and the other agreements specifically mentioned therein, constitutes the entire agreement of USL and Newpark with respect to the subject matter hereof and supersedes all prior and contemporaneous oral agreements, understandings, negotiations and discussions of the parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. Any failure to insist on strict compliance with any of the terms and conditions of this Agreement shall not be deemed a waiver of any such terms or conditions.

         8        Nature of Obligations. All covenants and obligations of USL hereunder shall be binding on USL, its Affiliates and the assigns, successors and legal representatives of each of them, and shall inure to the benefit of Newpark and all of its Affiliates that engage in any aspect of the Business in any part of the Territory.

         9        Notices. Any and all notices, demands, requests or other
communications hereunder shall be in writing and shall be deemed duly given when personally delivered to or transmitted by overnight express delivery or by facsimile to and received by the party to whom such notice is intended, or in lieu of such personal delivery or overnight express delivery or facsimile transmission, 48 hours after deposit in the United States mail, first-class, certified or registered, postage prepaid, return receipt requested, addressed to the applicable party at the address provided below. The parties may change their respective addresses for the purpose of this Section 9 by giving notice of such change to the other party in the manner which is provided in this Section 9.

USL:                                U.S. Liquids, Inc.
                                    411 N. Sam Houston Parkway East
                                    Houston, TX  77060
                                    Attention: W. Greg Orr, President
                                    Facsimile No.: (281) 272-4545

                                    With a copy to:

                                    Baker & Botts, L.L.P.
                                    One Shell Plaza
                                    910 Louisiana
                                    Houston, TX 77002-4995
                                    Attention: Philip J. John, Esq.
                                    Facsimile No.: (713) 229-1522


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Newpark:                            Newpark Resources, Inc.
                                    Newpark Environmental Services, Inc.
                                    3850 North Causeway, Suite 1770
                                    Metairie, LA 70002
                                    Attention:  James D. Cole, President
                                    Facsimile No.:  (504) 833-9506

                                    With a copy to:

                                    Ervin, Cohen & Jessup, L.L.P.
                                    9401 Wilshire Boulevard
                                    Beverly Hills, CA  90212
                                    Attention:  Bertram K. Massing, Esq.
                                    Facsimile No.:  (310) 859-2325

         10       Injunctive Relief. USL hereby stipulates and agrees that any breach by it or by any of its Affiliates of this Agreement cannot be reasonably or adequately compensated by damages in an action at law and that, in the event of such breach, Newpark shall be entitled to injunctive relief, which may include, but shall not be limited to, restraining USL and its Affiliates from engaging in any activity that would constitute a breach of this Agreement.

         11       Option in Case of Breach. If USL breaches this Noncompetition
Agreement dated September 16, 1998, by engaging in Business as that term is defined herein after the Effective Date, USL must pay to Newpark Environmental Services, Inc. any and all revenues received from activities that constitute a breach. Breach of this Noncompetition Agreement shall have no effect whatsoever on Newpark Environmental Services, Inc.'s payment obligations under the NOW Payment Agreement. USL shall use all reasonable commercial efforts to enforce the Seller Noncompetition Agreement and the Buyuer Noncompetition Agreement, both dated December 31, 1996 by and between Sanifill, Inc. and USL.

         12       Attorneys' Fees. In any litigation relating to this Agreement, including litigation with respect to any supplement, modification or waiver of this Agreement or any of its provisions, the prevailing party shall be entitled to recover its costs and reasonable attorneys' fees.

         13       Law Governing. THIS AGREEMENT SHALL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

         14       Venue of Lawsuit. Any suit relating to this agreement must be filed in state court in Harris County, Texas.

         15       Captions. The captions in this Agreement are included for
convenience of reference only, do not constitute a part hereof and shall be disregarded in the interpretation or construction hereof.




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         ON THIS DATE, the Parties have executed multiple originals of this
Noncompetition Agreement.


                                           NEWPARK RESOURCES, INC.



Dated:                                     By:
      ------------------------------          ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------


                                           U.S. LIQUIDS, INC.



Dated:                                     By:
      ------------------------------          ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------